EXHIBIT 10.2

Approved by the Board of Directors on February 2, 2006, and effective on
April 15, 2006.

AMENDMENT NUMBER 3

to the

VANGUARD HEALTH SYSTEMS, INC.
2004 STOCK INCENTIVE PLAN

            The first sentence of Section 3 of the above-referenced Plan is deleted in its entirety and replaced with the following new sentence:

                        “The total number of Shares which may be issued under the Plan is 98,120.”